Preferred Apartment Communities, Inc. Reports Results for Third Quarter 2016

Atlanta, GA, October 31, 2016

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we", "our", the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended September 30, 2016. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding.

"We had a superb third quarter with all areas of our business performing exceptionally well. We believe these results reflect our strategy to acquire and manage multifamily communities in large metropolitan areas that are not considered gateway cities" said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Leonard A. Silverstein, Preferred Apartment Communities' President and Chief Operating Officer, added "The strength of our third quarter results also reflects our continued focus on Core FFO operating metrics."
Highlights of the Third Quarter 2016

•
During the third quarter 2016, we acquired a 290-unit multifamily community located in Jacksonville, Florida and converted our City Vista real estate loan into an approximate 96% ownership interest in a joint venture which owns the underlying 272-unit multifamily community located in Pittsburgh, Pennsylvania. We also acquired eight grocery-anchored shopping centers located in Georgia, Florida, Texas, and North Carolina, comprising approximately 952,000 aggregate square feet of gross leasable area and a nine-story, 169,500 square foot class A office building located in Birmingham, Alabama.

•
During the third quarter 2016, we closed on a real estate investment loan of up to approximately $21.1 million in support of a proposed 271-unit multifamily community to be located in Birmingham, Alabama and a land loan of up to $4.0 million in partial support of a proposed 224-unit multifamily community to be located in Fort Myers, Florida.

•
With the closing of the acquisitions referenced above, as of September 30, 2016 we owned 24 multifamily communities consisting of an aggregate of 8,049 units, one 219-unit student housing community, one class A office building comprising 169,500 square feet, and 30 grocery-anchored shopping centers comprising an aggregate of approximately 2,913,000 square feet of gross leasable area. Upon completion of all the projects partially financed by our real estate loan portfolio and if we were to acquire all of the underlying properties, we would own 21 additional multifamily communities, comprising an aggregate of 4,902 units, including seven student housing communities comprising an aggregate of 4,806 beds in 1,542 units, and one additional retail shopping center comprising approximately 212,800 square feet of gross leasable area. We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties.

Financial Highlights
Our operating results are presented below.

	Three months ended September 30,			Nine months ended September 30,
	2016	2015	% change	2016	2015	% change
Revenues	$53,537,337	$29,955,693	78.7%	$141,127,062	$75,389,035	87.2%

Per share data:
Net loss (1)	$(0.56)	$(0.31)	(80.6)%	$(1.45)	$(0.65)	(123.1)%

FFO (2)	$0.31	$0.16	93.8%	$0.66	$0.53	24.5%

Core FFO (2)	$0.38	$0.32	18.8%	$0.99	$0.82	20.7%

Dividends (3)	$0.2025	$0.18	12.5%	$0.5975	$0.535	11.7%

Core Funds From Operations Attributable to Common Stockholders and Unitholders("Core FFO"), which we previously referred to as Normalized Funds From Operations, excludes acquisition costs and certain other costs not representative of our ongoing operations.

(1) Per weighted average share of Common Stock outstanding for the periods indicated.

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(2) FFO and Core FFO are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated.
(3) Per share of Common Stock and Class A Unit outstanding.

•
For the third quarter 2016, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 54.5% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 91.5%. (1)

•
For the third quarter 2016, our Core FFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 53.7% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 66.1%. (1)

•
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $0.90 per share for the nine months ended September 30, 2016, an increase of 21.6% from $0.74 per share for the same 2015 period. AFFO is calculated after deductions for all preferred dividends. AFFO was $0.22 per share for the third quarter 2016, no change from $0.22 per share for the third quarter 2015.

•	At September 30, 2016, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 58.6%.

•	Cash flow from operations for the third quarter 2016 was approximately $21.0 million, an increase of approximately $11.1 million, or 112.3%, compared to approximately $9.9 million for the third quarter 2015.

Subsequent to Quarter End

•	On October 18, 2016, we acquired a grocery-anchored shopping center located in Houston, Texas comprising approximately 383,100 square feet of gross leasable area,

(1) We calculate the Core FFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to Core FFO or AFFO, respectively. We calculate the Core FFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO or AFFO, respectively. Since our operations resulted in a net loss for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-12.

Same Store Operations

The following table presents the percentage change in same store multifamily gross revenues, operating expenses and net operating income for the third quarter 2016 versus the third quarter 2015. Our same store property operating results exclude any properties that are not comparable for the periods presented.

	Year over year growth
	Three months ended September 30, 2016 versus 2015
	Gross Revenues	Operating Expenses	Net Operating Income

Multifamily	2.2%	0.9%	3.3%

Liquidity and Balance Sheet

Total Assets

As of September 30, 2016, our total assets were approximately $2.1 billion compared to approximately $1.1 billion as of September 30, 2015, an increase of approximately $1.0 billion, or approximately 92.5%. This growth was driven almost entirely by property acquisitions and new real estate loans.

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Capital Markets Activities

During third quarter 2016, we issued and sold 120,672 Units, with each Unit consisting of one share of our Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, under our existing $900 million Unit offering (the "$900 Million Unit Offering"), resulting in gross proceeds of approximately $120.5 million. In addition, during third quarter 2016, we issued 700,800 shares of common stock pursuant to the exercise of warrants issued under our $900 Million Unit Offering and our expired $150 million Unit offering, resulting in aggregate gross proceeds of approximately $7.8 million.

On June 9, 2016, the Company filed a registration statement on Form S-3 (Registration No. 333-211924) (the "Third Series A Registration Statement").  This registration statement, once effective, will allow us to offer up to a maximum of 2,000,000 Units. On October 5, 2016 the Board of Directors of the Company approved an extension of our $900 Million Unit Offering from October 11, 2016 to the earlier of: (1) the sale of all Units in the $900 Million Unit Offering; (2) the effectiveness of the Third Series A Registration Statement; and (3) April 7, 2017.

On July 18, 2016, the Company filed a prospectus for its registration statement on Form S-3 (Registration No. 333-211178) to issue and sell up to $150 million of Common Stock from time to time in an "at the market" offering (the "ATM Offering") through JonesTrading Institutional Services LLC, FBR Capital Markets & Co, and Canaccord Genuity Inc, as its sales agents. The Company intends to use any proceeds from the ATM Offering to (a) repay outstanding amounts under our existing senior secured revolving credit facility and (b) for other general corporate purposes, which includes making investments in accordance with the Company's investment objectives. During the third quarter 2016, we issued and sold 197,256 shares of our Common Stock for gross proceeds of approximately $2.9 million.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On August 4, 2016, we declared a quarterly dividend on our Common Stock of $0.2025 per share for third quarter 2016. This represents a 12.5% increase in our common stock dividend from our third quarter 2015 common stock dividend of $0.18 per share, and an annualized dividend growth rate of 11.9% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The third quarter dividend was paid on October 14, 2016 to all stockholders of record on September 15, 2016. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.2025 per unit for third quarter 2015, which was paid on or around October 14, 2016 to all Class A Unit holders of record as of September 15, 2016.

Monthly Dividends on Series A Redeemable Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $11.0 million for the three-month period ended September 30, 2016 and represents a 6% annual yield.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, November 1, 2016 at 11:00 a.m. Eastern Time to discuss its third quarter 2016 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, November 1, 2016
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' third quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archive.

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2016 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loans to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Such activity by nature can cause material variation in our reported acquisition costs, depreciation and amortization expense, and interest revenue. Since net income (loss) per share is calculated net of acquisition costs and depreciation and amortization expense, our net income (loss) results can fluctuate widely. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected core FFO per share to this measure.
Core FFO per share - We currently project Core FFO to be in the range of $1.28 - $1.30 per share for the full year 2016.
Revenue - We currently project total revenues to be in the range of $190 million - $205 million for the full year 2016.

Core FFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. A reconciliation of net income (loss) attributable to common stockholders to Core FFO, AFFO and FFO appears on pages S-2 and S-3 of this report, as well as on the Company's website and is available using the following link:

http://investors.pacapts.com/download/3Q16_Earnings_and_Supplemental_Data.pdf.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2015 that was filed with the Securities and Exchange Commission, or SEC, on March 14, 2016, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 14, 2016 and from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the Follow-On Offering), or its sales agents, JonesTrading Institutional Services LLC, FBR

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Capital Markets & Co., and Canaccord Genuity Inc. (with respect to the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The prospectus and base prospectus for the ATM Offering, dated July 18, 2016 and May 17, 2016, respectively, can be accessed through the following link: https://www.sec.gov/Archives/edgar/data/1481832/000148183216000152/atmprospectus.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended September 30,
	2016	2015
Revenues:
Rental revenues	$37,319,207	$19,442,628
Other property revenues	5,221,887	2,558,185
Interest income on loans and notes receivable	7,194,742	5,909,907
	3,801,501	2,044,973
Total revenues	53,537,337	29,955,693

Operating expenses:
Property operating and maintenance	5,504,848	3,097,080
Property salary and benefits reimbursement to related party	2,808,402	1,688,347
Property management fees	1,724,411	857,294
Real estate taxes	4,789,085	2,506,885
General and administrative	1,144,256	632,164
Equity compensation to directors and executives	638,414	593,417
Depreciation and amortization	21,664,363	10,536,486
Acquisition and pursuit costs	1,036,171	1,783,708
Acquisition fees to related parties	321,366	1,541,250
Asset management fees to related party	3,759,084	1,908,742
Insurance, professional fees, and other expenses	1,338,343	1,062,687

Total operating expenses	44,728,743	26,208,060
Contingent asset management and general and administrative expense fees	(736,960)	(373,360)

Net operating expenses	43,991,783	25,834,700
Operating income	9,545,554	4,120,993
Interest expense	12,234,174	5,818,760

Net loss	(2,688,620)	(1,697,767)
Consolidated net loss attributable to non-controlling interests	86,484	15,289

Net loss attributable to the Company	(2,602,136)	(1,682,478)

Dividends declared to Series A preferred stockholders	(11,015,706)	(5,114,126)
Earnings attributable to unvested restricted stock	(6,159)	(4,068)

Net loss attributable to common stockholders	$(13,624,001)	$(6,800,672)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.56)	$(0.31)

Dividends per share declared on Common Stock	$0.2025	$0.18

Weighted average number of shares of Common Stock outstanding,
basic and diluted	24,340,791	22,292,217

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Reconciliation of FFO, Core FFO, and AFFO
to Net Loss Attributable to Common Stockholders (A)

		Three months ended:
		09/30/2016	09/30/2015

Net loss attributable to common stockholders (See note 1)		$(13,624,001)	$(6,800,672)

Less:	Loss attributable to non-controlling interests (See note 2)	(86,484)	(15,289)
Add:	Depreciation of real estate assets	15,283,505	7,510,851
	Amortization of acquired real estate intangible assets and deferred leasing costs	6,243,815	2,982,982

FFO		7,816,835	3,677,872

Add:	Acquisition and pursuit costs	1,357,537	3,324,958
	Loan cost amortization on acquisition term note (See note 3)	26,937	—
	Amortization of loan coordination fees paid to the Manager (See note 4)	288,127	—
	Costs incurred from extension of management agreement with the Manager (See note 5)	—	129,279

Core FFO		9,489,436	7,132,109

Add:	Non-cash equity compensation to directors and executives	638,414	593,417
	Amortization of loan closing costs (See note 6)	723,426	369,128
	Depreciation/amortization of non-real estate assets	137,043	42,653
	Net loan fees received (See note 7)	250,602	494,100
	Deferred interest income received (See note 8)	—	282,620
Less:	Non-cash loan interest income (See note 7)	(3,950,676)	(2,640,396)
	Abandoned pursuit costs	—	(39,657)
	Cash paid for loan closing costs	—	(433,195)
	Amortization of acquired real estate intangible liabilities (See note 9)	(643,123)	(304,608)
	Normally recurring capital expenditures and leasing costs (See note 10)	(993,684)	(462,638)

AFFO		$5,651,438	$5,033,533

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$4,992,038	$4,018,249
	Distributions to Unitholders (See note 2)	179,449	49,781
	Total	$5,171,487	$4,068,030

Common Stock dividends and Unitholder distributions per share		$0.2025	$0.18

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.16
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.38	$0.32
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.22	$0.22

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	24,340,791	22,292,217
	Class A Units	886,168	278,006
	Common Stock and Class A Units	25,226,959	22,570,223

	Diluted Common Stock and Class A Units (B)	27,032,093	22,953,854

Actual shares of Common Stock outstanding, including 23,247 and 22,602 unvested shares
of restricted Common Stock at September 30, 2016 and 2015, respectively		24,681,281	22,323,804
Actual Class A Units outstanding		886,168	276,560
	Total	25,567,449	22,600,364

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 3.51% weighted average non-controlling interest in the Operating Partnership for the three-month period ended September 30, 2016.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-4.

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Reconciliation of FFO, Core FFO, and AFFO
to Net Loss Attributable to Common Stockholders (A)

		Nine months ended:
		09/30/2016	09/30/2015

Net loss attributable to common stockholders (See note 1)		$(34,039,743)	$(14,415,083)

	Loss attributable to non-controlling interests (See note 2)	(175,045)	(20,712)
Add:	Depreciation of real estate assets	39,006,354	18,951,905
	Amortization of acquired real estate intangible assets and deferred leasing costs	15,576,868	7,343,400
Less:	Gain on sale of real estate	(4,271,506)	—

FFO		16,096,928	11,859,510

Add:	Acquisition and pursuit costs	6,885,864	6,276,663
	Loan cost amortization on acquisition term note (See note 3)	139,744	96,658
	Amortization of loan coordination fees paid to the Manager (See note 4)	551,654	—
	Costs incurred from extension of management agreement with the Manager (See note 5)	421,387	129,279

Core FFO		24,095,577	18,362,110

Add:	Non-cash equity compensation to directors and executives	1,867,706	1,761,268
	Amortization of loan closing costs (See note 6)	1,740,411	973,303
	Depreciation/amortization of non-real estate assets	397,843	114,458
	Net loan fees received (See note 7)	1,374,828	1,038,792
	Deferred interest income received (See note 8)	6,875,957	3,250,379
Less:	Non-cash loan interest income (See note 7)	(10,457,754)	(6,596,366)
	Abandoned pursuit costs	—	(39,657)
	Cash paid for loan closing costs	(13,276)	(529,853)
	Amortization of acquired real estate intangible liabilities (See note 9)	(1,714,792)	(695,177)
	Normally recurring capital expenditures and leasing costs (See note 10)	(2,180,123)	(1,012,440)

AFFO		$21,986,377	$16,626,817

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$14,200,114	$11,881,325
	Distributions to Unitholders (See note 2)	476,293	149,307
	Total	$14,676,407	$12,030,632

Common Stock dividends and Unitholder distributions per share		$0.5975	$0.535

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.66	$0.53
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.99	$0.82
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.90	$0.74

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	23,552,951	22,109,036
	Class A Units	796,710	279,481
	Common Stock and Class A Units	24,349,661	22,388,517

	Diluted Common Stock and Class A Units (B)	25,854,478	22,783,909

Actual shares of Common Stock outstanding, including 23,247 and 22,602 unvested shares
of restricted Common Stock at September 30, 2016 and 2015, respectively		24,681,281	22,323,804
Actual Class A Units outstanding		886,168	276,560
	Total	25,567,449	22,600,364

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 3.27% weighted average non-controlling interest in the Operating Partnership for the nine-month period ended September 30, 2016.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-4.

THIRD QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 3

Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month period ended September 30, 2016 include activity for the two multifamily communities and eight grocery-anchored shopping centers acquired during the third quarter 2016 only from their respective dates of acquisition. In addition, the 2016 period includes a full quarter of activity for the six multifamily communities, ten grocery-anchored shopping centers and one student housing community acquired during the fourth quarters of 2015 and the first and second quarters 2016. Rental and other property revenues and expenses for the three-month period ended September 30, 2015 include activity for the two multifamily communities and two grocery-anchored shopping centers only from their respective dates of acquisition during the third quarter 2015.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 886,168 Class A Units as of September 30, 2016. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 3.51% and 1.23% for the three-month periods ended September 30, 2016 and 2015, respectively and 3.27% and 1.25% for the nine-month periods ended September 30, 2016 and 2015, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016 on our $35 million acquisition term loan facility with Key Bank National Association, or 2016 Term Loan and on our $11 million term note. These costs were deferred and are being amortized over the life of the 2016 Term Loan. We also incurred loan closing costs for the acquisition of the Avenues at Northpointe and Avenues at Cypress multifamily communities in 2015 on our $32 million acquisition term loan facility with Key Bank National Association, or 2015 Term Loan. These costs were deferred and were amortized over the life of the 2015 Term Loan until it was repaid in full on May 12, 2015. The amortization expense of these deferred costs is an additive adjustment in the calculation of Core FFO.

4)
Beginning in 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. The portion of the loan coordination fees attributable to the financing are amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of Core FFO. At September 30, 2016, aggregate unamortized loan costs were approximately $7.5 million, which will be amortized over a weighted average remaining loan life of approximately 7.1 years.

5)
We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year extension was effective as of June 3, 2016. Such costs are an additive adjustment to FFO in our calculation of Core FFO.

6)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also for occasional amendments to our $135 million syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to Core FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At September 30, 2016, aggregate unamortized loan costs were approximately $18.3 million, which will be amortized over a weighted average remaining loan life of approximately 6.2 years.

7)
We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from Core FFO in the calculation of AFFO.

8)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

9)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. At September 30, 2016, the balance of unamortized below-market lease intangibles was approximately $19.2 million, which will be recognized over a weighted average remaining lease period of approximately 9.7 years.

10)
We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $1,140,891 and $1,480,968 for the three-month periods ended September 30, 2016 and 2015, respectively and $4,260,073 and $2,140,381 for the nine-month periods ended September 30, 2016 and 2015, respectively. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers.

See Definitions of Non-GAAP Measures beginning on page S-12.

THIRD QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 4

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2016	December 31, 2015

Assets
Real estate
Land	$260,222,888	$141,729,264
Building and improvements	1,333,186,314	733,417,442
Tenant improvements	14,132,772	5,781,199
Furniture, fixtures, and equipment	125,292,571	86,092,408
Construction in progress	2,879,528	609,400
Gross real estate	1,735,714,073	967,629,713
Less: accumulated depreciation	(87,020,014)	(48,155,874)
Net real estate	1,648,694,059	919,473,839
Property held for sale	—	33,817,081
Real estate loans, net of deferred fee income	195,971,159	180,688,293
Real estate loans to related party, net	109,436,327	57,313,465
Total real estate and real estate loans, net	1,954,101,545	1,191,292,678

Cash and cash equivalents	10,462,384	2,439,605
Restricted cash	32,948,161	12,539,440
Notes receivable	14,341,875	18,489,247
Note receivable and revolving line of credit due from related party	20,986,537	19,454,486
Accrued interest receivable on real estate loans	17,669,121	14,294,648
Acquired intangible assets, net of amortization	49,825,572	19,381,473
Deferred loan costs, net of amortization	1,738,508	488,770
Deferred offering costs	3,809,014	5,834,304
Tenant receivables and other assets	17,654,353	11,314,382

Total assets	$2,123,537,070	$1,295,529,033

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$1,183,335,433	$668,836,291
Less: deferred loan costs, net of amortization	(19,317,090)	(8,099,517)
Mortgage notes payable, net of deferred loan costs	1,164,018,343	660,736,774
Mortgage note held for sale	—	28,109,000
Revolving line of credit	82,000,000	34,500,000
Term note payable	11,000,000	—
Less: deferred loan costs, net of amortization	(67,032)	—
Term note payable, net of deferred loan costs	10,932,968	—
Real estate loan participation obligation	19,638,232	13,544,160
Accounts payable and accrued expenses	25,309,813	12,644,818
Accrued interest payable	3,490,151	1,803,389
Dividends and partnership distributions payable	9,056,611	6,647,507
Acquired below market lease intangibles, net of amortization	19,180,354	9,253,450
Security deposits and other liabilities	5,161,358	2,836,145
Total liabilities	1,338,787,830	770,075,243

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 1,050,000 shares authorized; 809,460 and 486,182 shares issued; 802,032 and 482,964
shares outstanding at September 30, 2016 and December 31, 2015, respectively	8,020	4,830
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
24,658,034 and 22,761,551 shares issued and outstanding at
September 30, 2016 and December 31, 2015, respectively	246,580	227,616
Additional paid-in capital	802,559,257	536,450,877
Accumulated deficit	(19,384,106)	(13,698,520)
Total stockholders' equity	783,429,751	522,984,803
Non-controlling interest	1,319,489	2,468,987
Total equity	784,749,240	525,453,790

Total liabilities and equity	$2,123,537,070	$1,295,529,033

THIRD QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 5

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2016	2015
Operating activities:
Net loss	$(5,860,631)	$(2,041,860)
Reconciliation of net loss to net cash provided by operating activities:
Depreciation expense	39,387,351	19,052,639
Amortization expense	15,593,713	7,357,124
Amortization of above and below market leases	(1,118,329)	(566,260)
Deferred fee income amortization	(725,913)	(580,996)
Deferred loan cost amortization	2,431,809	1,069,961
(Increase) in accrued interest income on real estate loans	(3,374,473)	(3,188,828)
Equity compensation to executives, directors and consultants	1,894,710	1,761,268
Other	29,578	(14,807)
Gain on sale of real estate	(4,271,506)	—
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(1,230,183)	(539,565)
Increase in accounts payable and accrued expenses	8,843,052	5,069,158
Increase in accrued interest payable	1,740,420	427,750
Increase in prepaid rents	235,035	237,613
Increase in security deposits and other liabilities	282,738	144,931
Net cash provided by operating activities	53,857,371	28,188,128

Investing activities:
Investment in real estate loans	(123,427,150)	(83,800,145)
Repayments of real estate loans	36,672,482	18,772,024
Notes receivable issued	(8,730,166)	(5,805,972)
Notes receivable repaid	12,895,101	9,897,319
Note receivable issued to and draws on line of credit by related party	(25,821,121)	(12,869,093)
Repayments of line of credit by related party	23,791,676	8,514,582
Acquisition fees received on real estate loans	2,695,961	2,126,913
Acquisition fees paid on real estate loans	(1,374,828)	(1,063,456)
Acquisition fees paid to real estate loan participants	—	(24,665)
Acquisition of properties	(740,597,973)	(311,936,810)
Disposition of properties, net	10,606,386	—
Additions to real estate assets - improvements	(7,613,065)	(3,007,537)
Proceeds from sale of fixed assets	10,000	—
Deposits paid on acquisitions	(3,128,370)	(1,519,269)
Decrease in restricted cash	(9,070,073)	(4,998,076)
Net cash used in investing activities	(833,091,140)	(385,714,185)

Financing activities:
Proceeds from mortgage notes payable	479,494,000	204,555,500
Payment for mortgage debt	(7,748,011)	(2,553,190)
Payments for deposits and other mortgage loan costs	(15,400,974)	(3,240,080)
Proceeds from real estate loan participants	5,575,484	4,134,882
Proceeds from lines of credit	357,136,020	165,900,000
Payments on lines of credit	(309,636,020)	(161,700,000)
Proceeds from term loan	46,000,000	32,000,000
Repayment of the term loan	(35,000,000)	(32,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	287,830,612	173,466,135
Proceeds from sales of Common Stock	2,810,156	5,381,848
Proceeds from exercises of warrants	19,831,294	1,236,437
Common stock dividends paid	(13,523,075)	(11,560,512)
Preferred stock dividends paid	(26,735,870)	(11,453,618)
Distributions to non-controlling interests	(350,079)	(124,905)
Payments for deferred offering costs	(3,476,989)	(1,582,886)
Contribution from non-controlling interests	450,000	—
Net cash provided by financing activities	787,256,548	362,459,611

Net increase in cash and cash equivalents	8,022,779	4,933,554
Cash and cash equivalents, beginning of period	2,439,605	3,113,270
Cash and cash equivalents, end of period	$10,462,384	$8,046,824

THIRD QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 6

Real Estate Loans

			Total units upon	Loan balance at September 30,	Total loan	Purchase option window		Purchase option price
Project/Property	(1)	Location	completion	2016 (2)	commitments	Begin	End

Haven West	(3)	Atlanta, GA	—	$6,784,167	$6,940,795	—	—	$26,138,466
Haven 12	(4)	Starkville, MS	152	5,815,849	6,116,384	9/1/2017	11/30/2017	(5)
Founders' Village	(6)	Williamsburg, VA	247	9,866,000	10,346,000	2/1/2017	5/31/2017	$44,266,000
Encore	(6)	Atlanta, GA	340	10,958,200	10,958,200	1/8/2018	5/8/2018	(5)
Encore Capital		Atlanta, GA	—	6,564,124	9,758,200	N/A	N/A	N/A
Palisades	(6)	Northern VA	304	16,070,000	17,270,000	3/1/2017	7/31/2017	(5)
Fusion		Irvine, CA	280	48,396,901	59,052,583	1/1/2018	4/1/2018	(5)
Green Park	(6)	Atlanta, GA	310	13,180,052	13,464,372	11/1/2017	2/28/2018	(5)
Stadium Village	(6,7)	Atlanta, GA	198	13,329,868	13,424,995	9/1/2017	11/30/2017	(5)
Summit Crossing III		Atlanta, GA	172	7,246,400	7,246,400	8/1/2017	11/30/2017	(5)
Overture		Tampa, FL	180	5,992,592	6,920,000	1/1/2018	5/1/2018	(5)
Aldridge at Town Village		Atlanta, GA	300	10,427,956	10,975,000	11/1/2017	2/28/2018	(5)
18 Nineteen	(8)	Lubbock, TX	217	15,496,602	15,598,352	10/1/2017	12/31/2017	(5)
Haven South	(9)	Waco, TX	250	15,186,370	15,455,668	10/1/2017	12/31/2017	(5)
Haven46	(10)	Tampa, FL	158	7,146,862	9,819,662	11/1/2018	1/31/2019	(5)
Bishop Street	(11)	Atlanta, GA	232	10,906,611	12,693,457	10/1/2018	12/31/2018	(5)
Dawson Marketplace	(12)	Atlanta, GA	—	12,343,718	12,857,005	12/16/2017	12/15/2018	(13)
Hidden River		Tampa, FL	300	4,734,960	4,734,960	9/1/2018	12/31/2018	(5)
Hidden River Capital		Tampa, FL	—	4,527,161	5,380,000	N/A	N/A	N/A
CityPark II		Charlotte, NC	200	3,364,800	3,364,800	5/1/2018	8/31/2018	(5)
CityPark II Capital		Charlotte, NC	—	3,254,444	3,916,000	N/A	N/A	N/A
Crescent Avenue	(14)	Atlanta, GA	—	6,000,000	6,000,000	N/A	N/A	N/A
Haven Northgate	(15)	College Station, TX	427	39,082,506	64,678,549	10/1/2018	12/31/2018	(5)
Lubbock II	(16)	Lubbock, TX	140	7,382,840	9,357,171	11/1/2018	1/31/2019	(5)
Fort Myers		Fort Myers, FL	224	3,538,936	4,000,000	N/A	N/A	N/A
Park 35		Birmingham, AL	271	19,371,924	21,060,000	(17)	(17)	(5)
			4,902	306,969,843	$361,388,553
Unamortized loan origination fees				(1,562,357)
Carrying amount				$305,407,486

(1)	All loans pertain to developments of multifamily communities, except as otherwise indicated.
(2)	Loan balances presented are principal amounts due.
(3)
Real estate loan in support of a completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia. On August 1, 2016, we terminated the purchase option on the community.

(4)	Real estate loan in support of a completed 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University.
(5)
The purchase price is to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts ranging from between 20 and 60 basis points, depending on the loan, plus adjustments, if any.

(6)	Loan balance includes 25% loan participation by an unrelated third party syndicate of lenders, except for our Encore loan, which includes a 49% loan participation as of September 26, 2016.
(7)	Real estate loan in support of a completed 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia.
(8)	Real estate loan of up to approximately $15.6 million in support of a planned 217-unit, 732-bed student housing community adjacent to the campus of Texas Tech University.
(9)	Real estate loan in support of a planned 250-unit, 840-bed student housing community adjacent to the campus of Baylor University.
(10)	On March 29, 2016, our bridge loan was converted to a real estate loan in support of a planned 158-unit, 542-bed student housing community adjacent to the campus of the University of South Florida.
(11)	On February 18, 2016, our bridge loan was converted to a real estate loan in support of a planned multifamily community in Atlanta, Georgia.
(12)	Real estate loan in support of a planned approximate 200,000 square foot retail center in the Atlanta, Georgia market.
(13)	Includes 10 purchase options to acquire a tract and 14 outlots with a purchase price at a 20 basis point discount to market.
(14)	Bridge loan in support of a proposed multi-use property in Atlanta, Georgia.
(15)	Senior loan in support of a planned 427-unit, 808-bed student housing community adjacent to the campus of Texas A&M University.
(16)	Real estate loan of up to approximately $9.4 million in support of a planned 140-unit, 556-bed second phase student housing community adjacent to the campus of Texas Tech University.
(17)	Option window commences 60 days following achievement of 93% stabilization and expires 60 days from that date.

THIRD QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 7

Multifamily Communities

				Three months ended September 30, 2016
Property	Location	Number of units	Average unit size (sq. ft.)	Average occupancy	Average rent per unit

Ashford Park	Atlanta, GA	408	1,008	96.9%	$1,195
Lake Cameron	Raleigh, NC	328	940	96.9%	$919
McNeil Ranch	Austin, TX	192	1,071	92.6%	$1,240
Stone Rise	Philadelphia, PA	216	1,079	94.7%	$1,448
Enclave at Vista Ridge	Dallas, TX	300	1,079	94.8%	$1,146
Stoneridge Farms	Nashville, TN	364	1,153	96.1%	$1,026
Vineyards	Houston, TX	369	1,122	90.5%	$1,123
Avenues at Cypress	Houston, TX	240	1,166	97.2%	$1,380
Avenues at Northpointe	Houston, TX	280	1,154	93.7%	$1,359
Aster at Lely Resort	Naples, FL	308	979	94.0%	$1,342
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	94.3%	$1,568

Total/Avg PAC Same Store		3,242		94.7%

Summit Crossing	Atlanta, GA	485	1,053	—%	$1,223
Sandstone Creek	Kansas City, KS	364	1,135	—%	$1,035
CityPark View	Charlotte, NC	284	948	—%	$1,063
Mansions at Creekside	San Antonio, TX	395	974	94.9%	$1,155
Citi Lakes	Orlando, FL	346	984	92.5%	$1,417
Lenox Portfolio	Nashville, TN	474	886	97.7%	$1,165
Stone Creek	Houston, TX	246	852	—%	$1,001
Overton Rise	Atlanta, GA	294	1,018	94.7%	$1,468
Village at Baldwin Park	Orlando, FL	528	1,069	—%	$1,423
Crosstown Walk	Tampa, FL	342	980	92.2%	$1,181
Avalon Park	Orlando, FL	487	1,394	—%	$1,319
Sorrel	Jacksonville, FL	290	1,048	—%	$—

Total/Avg PAC Non-Same Store		4,535

Student housing community:
North by Northwest	Tallahassee, FL	219	1,137	N/A	$2,289
Joint venture:
City Vista	Pittsburgh, PA	272	1,023	94.9%	$—

Total All PAC units		8,268		94.6%

For the three-month period ended September 30, 2016, our average occupancy was 94.6%. We define average occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 93% physical occupancy, properties which are owned for less than the entire reporting period (Sorrel and City Vista), and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing, Stone Creek, Sandstone Creek, Village at Baldwin Park, Avalon Park and City Park View).

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or

THIRD QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 8

may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended September 30, 2016, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily communities:
Summit Crossing	$—	$—	$—	$41,482	$41,482
Stone Rise	—	12,884	12,884	13,362	26,246
Ashford Park	—	13,359	13,359	43,329	56,688
McNeil Ranch	—	—	—	31,623	31,623
Lake Cameron	—	—	—	30,508	30,508
Stoneridge Farms	122,791	20,674	143,465	48,749	192,214
Vineyards	—	11,531	11,531	60,737	72,268
Enclave	—	—	—	49,611	49,611
Sandstone Creek	—	22,829	22,829	45,729	68,558
Avenues at Cypress	—	—	—	7,309	7,309
Avenues at Northpointe	—	—	—	34,755	34,755
Venue at Lakewood Ranch	—	—	—	8,900	8,900
Aster at Lely Resort	—	—	—	13,248	13,248
CityPark View	—	2,641	2,641	3,767	6,408
Mansions at Creekside	11,450	613	12,063	20,900	32,963
Citi Lakes	142,704	173	142,877	23,157	166,034
Stone Creek	—	—	—	16,317	16,317
Lenox Portfolio	—	3,049	3,049	28,895	31,944
Village at Baldwin Park	331,419	—	331,419	91,354	422,773
Crosstown Walk	—	24,053	24,053	22,753	46,806
Overton Rise	9,202	7,565	16,767	11,350	28,117
Avalon Park	19,072	7,221	26,293	72,418	98,711
Sorrel	26,036	—	26,036	255	26,291

	662,674	126,592	789,266	720,508	1,509,774
Retail:
Parkway Town Centre	—	35,762	35,762	20,067	55,829
Spring Hill Plaza	—	—	—	2,743	2,743
Deltona Landings	—	—	—	10,948	10,948
Kingwood Glen	—	—	—	14,700	14,700
Parkway Centre	—	—	—	39,695	39,695
Sweetgrass Corner	—	—	—	38,161	38,161
Salem Cove	—	—	—	19,737	19,737
Independence Square	—	206,901	206,901	6,181	213,082
Royal Lakes Marketplace	—	—	—	16,434	16,434
Summit Point	24,465	26,100	50,565	10,300	60,865
The Overlook at Hamilton Place	—	—	—	11,478	11,478
Wade Green Village	58,397	—	58,397	571	58,968
East Gate Shopping Center	—	—	—	5,001	5,001
Fury's Ferry	—	—	—	14,000	14,000
Southgate Village	—	—	—	40,554	40,554

	82,862	268,763	351,625	250,570	602,195
Student Housing:
North by Northwest	—	—	—	22,606	22,606

Total	$745,536	$395,355	$1,140,891	$993,684	$2,134,575

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Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA (1)		Percent leased	Anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122		92.6%	Kroger
Cherokee Plaza	Atlanta, GA	1958	102,864	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711		92.3%	Sprouts/Belk
Powder Springs	Atlanta, GA	1999	77,853		92.8%	Publix
Royal Lakes Marketplace	Atlanta, GA	2008	119,493		84.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	72,784	100.0%	Publix
Summit Point	Atlanta, GA	2004	111,970		80.4%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	92,587	97.3%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978		89.7%	Publix
East Gate Shopping Center	Augusta, GA	1995	75,716		89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458		91.0%	Publix
Parkway Centre	Columbus, GA	1999	53,088		97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570		100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587		95.4%	Publix
Salem Cove	Nashville, TN	2010	62,356		97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300		98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095		95.8%	The Fresh Market
Sweetgrass Corner	Charleston, SC	1999	89,124		100.0%	Bi-Lo
Anderson Central	Greenville Spartanburg, SC	1999	223,211		97.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888		96.8%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887		90.2%	Publix
Heritage Station	Raleigh, NC	2004	72,946	72,946	100.0%	Harris Teeter
Shoppes of Parkland	Miami, FL	2000	145,720	145,720	95.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958		100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966		95.5%	Publix
University Palms	Orlando, FL	1993	99,172	99,172	98.4%	Publix
Kingwood Glen	Houston, TX	1998	103,397		100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218		91.5%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,287	64,287	100.0%	H.E.B.
Southgate Village	Birmingham, AL	1988	75,092		100.0%	Publix

			2,912,398

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of September 30, 2016, our retail portfolio was 94.9% leased. We define percent leased as the percentage of gross leasable area that is leased, including lease agreements that have been fully executed which have not yet commenced.

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Details regarding lease expirations (assuming no exercise of tenant renewal options) within our retail assets as of September 30, 2016 were:

	Total retail portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	7	13,603	0.5%
2016	19	41,663	1.5%
2017	75	139,860	5.1%
2018	72	262,986	9.5%
2019	65	557,276	20.2%
2020	59	369,603	13.4%
2021	53	264,591	9.5%
2022	11	80,058	2.9%
2023	4	15,300	0.6%
2024	13	313,767	11.4%
2025	14	212,072	7.7%
2026+	13	491,914	17.7%

	405	2,762,693	100.0%

The Company's Quarterly Report on Form 10-Q for the third quarter 2016 will present statements of operations by reportable segment within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Included in this disclosure will be revenues and specifically identifiable expenses of New Market Properties, LLC, which the Company plans to spin off to its Common Stockholders in the future.

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. The Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds real estate loans partially supporting additional phases of the CityPark View and Summit Crossing multifamily communities, which are excluded as well). For the periods presented, same store operating results consist of the operating results of the following multifamily communities:

Stone Rise	Vineyards
Lake Cameron	Avenues at Cypress
Ashford Park	Avenues at Northpointe
McNeil Ranch	Venue at Lakewood Ranch
Enclave at Vista Ridge	Aster at Lely
Stoneridge Farms at Hunt Club

Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

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Same Store Net Operating Income

	Three months ended:
	9/30/2016	9/30/15	$ inc / dec	% inc
Revenues:
Rental revenues	$11,297,345	$11,098,296	$199,049	1.8%
Other property revenues	1,360,142	1,285,887	74,255	5.8%
Total revenues	12,657,487	12,384,183	273,304	2.2%

Operating expenses:
Property operating and maintenance	1,971,292	1,920,860	50,432	2.6%
Payroll	1,078,063	1,114,463	(36,400)	(3.3)%
Property management fees	523,619	494,171	29,448	6.0%
Real estate taxes	1,567,159	1,577,101	(9,942)	(0.6)%
Other	519,624	502,507	17,117	3.4%
Total operating expenses	5,659,757	5,609,102	50,655	0.9%

Same store net operating income	$6,997,730	$6,775,081	$222,649	3.3%

Reconciliation of Same Store Net Operating Income (NOI) to Net Income

	Three months ended:
	9/30/2016	9/30/15

Same store net operating income	$6,997,730	$6,775,081

Add:
Non-same-store property revenues	29,883,605	9,616,630
Less:
Non-same-store property operating expenses	10,719,256	3,402,026

Property net operating income	26,162,079	12,989,685
Add:
Interest revenue on notes receivable	7,194,742	5,909,907
Interest revenue on related party notes receivable	3,801,501	2,044,973
Less:
Equity stock compensation	638,414	593,417
Depreciation and amortization	21,664,363	10,536,486
Interest expense	12,234,174	5,818,760
Acquisition costs	1,036,171	1,783,708
Acquisition costs to related party	321,366	1,541,250
Management fees	3,759,084	1,908,742
Other corporate expenses	930,330	833,329

Contingent asset management and general and administrative expense fees	(736,960)	(373,360)

Net loss	$(2,688,620)	$(1,697,767)

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (FFO)

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 White Paper on Funds From Operations, which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:
• excluding impairment charges on and gains/losses from sales of depreciable property;

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• plus depreciation and amortization of real estate assets and deferred leasing costs; and
• after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Core Funds From Operations Attributable to Common Stockholders and Unitholders (Core FFO)

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurred substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees, to FFO in its calculation of Core FFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back costs incurred related to the extension of our management agreement with our Manager, realized losses on debt extinguishment and any non-cash dividends in this calculation. Core FFO figures reported by us may not be comparable to those Core FFO figures reported by other companies.

We utilize Core FFO as a measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (AFFO)

AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• deferred interest income received;

less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

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Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets, subject to any temporary increase unanimously approved by our board of directors, in other real estate related investments, such as grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored shopping center related assets as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At September 30, 2016, the Company was the approximate 96.5% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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